EXHIBIT 23.2

                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Recom Managed Systems, Inc. 2003 Nonqualified Stock Option and Stock Plan of our report dated March 24, 2003, with respect to the consolidated financial statements of Recom Managed Systems, Inc. included in Recom Managed Systems, Inc. Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.





/s/ Burnett + Company LLC

Rancho Cordova, California
March 26, 2003